THE VICTORY PORTFOLIOS
                                  DISTRIBUTION
                                AND SERVICE PLAN

         1. This Distribution and Services Plan (the "Plan") when effective in accordance with its terms, shall be the written plan contemplated by Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act") of each of the Funds set forth on Schedule I (individually, a "Fund" and collectively, the "Funds") as amended from time to time, each a duly established series of shares of The Victory Portfolios, a Massachusetts Business Trust, registered as an open-end investment company under the 1940 Act (the "Company").

         2. The Company has entered into a separate Administration Agreement and Distribution Agreement with respect to each Fund, under which the Distributor uses all reasonable efforts, consistent with its other business, to secure purchasers for each Fund's shares of beneficial interest ("shares"). Under the Distribution Agreement, the Distributor pays, among other things, the expenses of printing and distributing any prospectuses, reports and other literature used by the Distributor, advertising, and other promotional activities in connection with the offering of shares of the Fund for sale to the public. The Company has entered into separate Investment Advisory Agreements with the party listed opposite each Fund or Schedule I hereto (the "Investment Adviser"). It is understood that the Administrator may reimburse the Distributor for these expenses from any source available to it, including the administration fee paid to the Administrator by the Funds.

         3. The Investment Adviser, or any subadviser, may, subject to the approval of the Trustees, make payments to third parties who render shareholder support services, including but not limited to, answering routine inquiries regarding the Funds, processing shareholder transactions and providing such other shareholder and administrative services as the Company may reasonably request.

         4. The Funds will not make separate payments as a result of this Plan to the Investment Adviser, Administrator, Distributor or any other party, it being recognized that the Funds presently pay, and will continue to pay, an investment advisory fee to the Investment Adviser and an administration fee to the Administrator. To the extent that any payments made by any Fund to the Investment Adviser or Administrator, including payment of fees under the Investment Advisory Agreement or the Administration Agreement, respectively, should be deemed to be indirect financing of any activity primarily intended to result in the sale of shares of the Fund within the context of Rule 12b-1 under the 1940 Act, then such payments shall be deemed to be authorized by this Plan.


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         5. This Plan shall become  effective upon the first business day of the month following approval by a vote of at least a "majority of the outstanding voting securities of each Fund" (as defined in the 1940 Act), the Plan having been approved by a vote of a majority of the Trustees of the Company, including a majority of Trustees who are not interested persons of the Company (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan (the "Independent Trustees"), cast in person at a meeting called for the purpose of voting on this Plan.

         6. This Plan shall, unless terminated as hereinafter provided, remain in effect from the date specified above until June 5, 1996, and from year to year thereafter, provided, however, that such continuance is subject to approval annually by a vote of a majority of the Trustees of the Company, including a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on this Plan. This Plan may be amended at any time by the Board of Trustees, provided that (a) any amendment to authorize direct payments by each Fund to finance any activity primarily intended to result in the sale of shares of the Funds, to increase materially the amount spent by the Funds for distribution, or any amendment of the Investment Advisory Agreement or the Administration Agreement to increase the amount to be paid by any Fund thereunder shall be effective only upon approval by a vote of a majority of the outstanding voting securities of the Fund, and (b) any material amendments of this Plan shall be effective only upon approval in the manner provided in the first sentence in this paragraph.

         7. This Plan may be terminated at any time, without the payment of any penalty, by vote of a majority of the Independent Trustees or by a vote of a majority of the outstanding voting securities of each Fund.

         8. During the existence of this Plan, the Trust shall require the Investment Adviser and/or Distributor to provide the Company, for review by the Company's Board of Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts expended in connection with financing any activity primarily intended to result in the sale of shares of the Funds (making estimates of such costs where necessary or desirable) and the purposes for which such expenditures were made.

         9. This Plan does not require the Investment Adviser or Distributor to perform any specific type or level of distribution activities or to incur any specific level of expenses for activities primarily intended to result in the sale of shares of the Funds.

         10. Consistent with the limitation of shareholder and Trustee liability as set forth in the Company's Declaration of Trust, any obligations assumed by a Fund pursuant to this Plan


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

and any agreements related to this Plan shall be limited in all cases to each Fund individually, and the assets of each Fund individually, and shall not constitute obligations of any shareholder or other series or classes of shares of the Company or of any Trustee.

         11. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.

         IN WITNESS WHEREOF, the Company has executed this Plan on behalf of each Fund listed on Schedule I, individually and not jointly, as of June 5, 1995.

                                                     THE VICTORY PORTFOLIOS

                                                     By:/s/ Leigh A. Wilson
                                                        -------------------

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                                   SCHEDULE I

                           Amended as of March 1, 1997

         This Distribution Plan shall be adopted with respect to Class A shares of the following Funds of The Victory Portfolios:

                              Government Bond Fund
                          National Municipal Bond Fund
                             New York Tax-Free Fund

         This Distribution Plan shall be adopted with respect to the following Funds of The Victory Portfolios:

                              Fund For Income Fund
                             Financial Reserves Fund
                         Institutional Money Market Fund
                        (Select Class and Investor Class)
                                 Lakefront Fund
                        Ohio Municipal Money Market Fund
                           Real Estate Investment Fund


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                                   SCHEDULE I
                         Amended as of February 19, 1997

         The Distribution Plan shall be adopted with respect to the Shares of the following Funds of The Victory Portfolios:

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 Victory Financial Reserves Fund
 Victory Fund for Income
 Victory Government Bond Fund
            Class A Shares
 Victory Institutional Money Market Fund
         Investor Shares
         Select Shares
Victory Lakefront Fund
Victory National Municipal Bond Fund
         Class A Shares
Victory New York Tax-Free Fund
         Class A Shares
Victory Ohio Municipal Money Market Fund
Victory Real Estate Investment Fund
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                                   SCHEDULE I
                           Amended as of March 2, 1997

         The Distribution Plan shall be adopted with respect to the Shares of the following Funds of The Victory Portfolios:

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1. Victory Financial Reserves Fund          9.  Victory Federal Money MarketFund
2. Victory Fund for Income                           Investor Shares
3. Victory Institutional Money Market Fund           Select Shares
         Investor Shares                    10. Victory Convertible Fund
         Select Shares                      11. Victory LifeChoice Conservative
4. Victory Lakefront Fund                            Investor Fund
5. Victory National Municipal Bond Fund     12. Victory LifeChoice Growth
         Class A Shares                              Investor Fund
6. Victory New York Tax-Free Fund           13. Victory LifeChoice Moderate
         Class A Shares                               Investor Fund
7. Victory Ohio Municipal Money Market Fund
8. Victory Real Estate Investment Fund
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